UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2009

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	120510	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 23, 2009, Universal Truckload Services, Inc., or the Company, issued a press release announcing the Company’s financial and operating results for the thirteen weeks ended March 28, 2009, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 22, 2009, the Company’s Bylaws were amended and restated to remove the restrictions for the date for the payment of dividends, allotment of rights, or any change, or conversion or exchange, of capital stock, of the Company, a copy of which is furnished as Exhibit 3.1 to this Form 8-K.

Item 8.01	OTHER EVENTS

On April 22, 2009, the Company’s Compensation and Stock Option Committee Charter was amended to decrease the number of required Committee meetings from two to one, or as deemed necessary by the Committee or Committee Chairman, a copy of which is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 23, 2009 announcing the Company’s financial and operating results for the thirteen weeks ended March 28, 2009.

3.1	Amended and Restated Bylaws

99.2	Compensation and Stock Option Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: April 24, 2009	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer